Exhibit 10.2

CONTENT CHECKED HOLDINGS, INC.

July 17, 2016

To:	Kalle Bergman, in connection with the Share Exchange Agreement, dated as of July 17, 2016, by and among Honest Cooking Media LLC, Kalle Bergman and Content Checked Holdings, Inc.

Dear Mr. Bergman:

Reference is hereby made to the Share Exchange Agreement dated July 17, 2016 (the “SEA”) by and among Honest Cooking Media LLC, a Delaware limited liability company (“HCM”), Kalle Bergman, the sole member of HCM and Content Checked Holdings, Inc., a Nevada corporation (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SEA. This letter agreement (this “Agreement”) and the terms hereof shall be effective as of the Closing Date.

For valuable consideration acknowledged to be received, the Parties wish to enter into this Agreement to reflect supplemental terms to the SEA and hereby agree as follows:

●	Notwithstanding the terms of Section 1.1(b) of the SEA, the Parties hereby agree that the Determination Price shall have a floor of $0.50 (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof).

This Agreement is hereby made part of and incorporated into the SEA, with all the terms and conditions of the SEA and other transaction documents remaining in full force and effect, except to the extent modified hereby.

This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original letter agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes. This Agreement may be amended only upon the signatures of all parties hereto.

This Agreement shall be governed by the laws of the State of New York.

[Signature page follows]

CONTENT CHECKED HOLDINGS, INC.

The parties agree for and on behalf of their respective party as of the first date written above.

Very Truly Yours,

CONTENT CHECKED HOLDINGS, INC.

By:	/s/ Kris Finstad
Name:	Kris Finstad
Title:	CEO

HONEST COOKING MEDIA LLC

By:	/s/ Kalle Bergman
Name:	Kalle Bergman
Title:	Sole Member

KALLE BERGMAN

/s/ Kalle Bergman
Signature